Exhibit 10.2
English Summary of the Conditional Sale and Purchase Agreement

DATE:  July 10, 2010

WONDER AUTO LIMITED
(as the Seller A)

And

YEARCITY LIMITED
(as the Seller B)

And

JIN YING LIMITED
(as the Buyer)

CONDITIONAL SALES AND PURCHASE AGREEMENT

re

4,015 Outstanding Shares of

APPLAUD GROUP LIMITED

Index

Clause No.	Headings

1	Interpretation
2	Purchase and Sales of Shares	3
3	Pre-conditions
4	Consideration	3
5	Completion of Transaction	4
6	Warranties & Covenants	5
7	Confidentiality	5
8	Other Warrants	5
9	Notification	5
10	Time and No Waiver	6
11	Partial Default	6
12	Revision	6
13	Consignment
14	Integration of Agreement	7
15	Cost, Expense and Taxes	7
16	Duplicates	7
17	Governing Law, Jurisdiction and Receiving Agent	7
18	Common and Individual Responsibility

Attachment I –Description of the public company

Attachment II –Description of the company

Attachment III- Relevant Warranties

This Agreement is signed by the Parties below on the 10th day of July, 2010:

Between: (1)(A)WONDER AUTO LIMITED, a company duly established and existing under the laws of BVI, with registered office at P.O.Box957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (hereinafter “Seller A”)

And (B)YEARCITY LIMITED, a company duly established and existing under the laws of BVI, with registered office at P.O.Box957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (hereinafter “Seller B”), WATG and YEARCITY LIMITED are collectively referred to as the “Sellers”

(2)JIN YING LIMITED, a company duly established and existing under the laws of BVI, with registered office at P.O.Box957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (hereinafter “Buyer”)。

WHEREAS,
(i)
JINHENG AUTOMOTIVE SAFETY TECHNOLOGY HOLDINGS LIMITED (“Listed Company”）, a company established under the laws of Cayman Islands. As at the date of this agreement, authorized capital of the listed company is 100,000,000HK dollar and totally divided into 10,000,000,000 common stocks (“Shares of Listed Company”). With per value of 0.01 and 476,548,888 stock shares, the company was listed on The Stock Exchange of Hong Kong. The further details of the listed company are attached to the Attachment I.

(ii)
Applaud Group Limited (the “Company”), a company duly established and existing under the laws of BVI, with registered office at P.O.Box957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. As at the date of this agreement, the authorized capital of the company is $50,000 and totally divided into 5,000,000 common stocks (the “Company Shares”). With per value of 0.01 and 10,467 total of shares，of which (i) Seller A has 2188 stock shares (the “Seller A Shares”); And (ii) Seller B holds 1,827 shares (the “Seller B Shares”). The Seller A Shares and Seller B Shares are collectively referred to as the “Shares”. Further details are listed in Annex 2. As at the date of this agreement, the Company holds 231,530,000 stock shares of the Listed Company, constituting approximately 48.58% of the total shares of the Listed Company.

(iii)	Subject to the terms and conditions of the Agreement, the Sellers agree to sell and the Buyer agrees to buy the Shares.

NOW, THEREFORE, the Parties reached the following agreements:

1.           Definitions

1.1	Unless otherwise set forth, the terms below shall have the meanings as set out hereunder in the context of this Agreement (including its preface and its appendixes):

“associate(s)”	has the meaning ascribed thereto in the Listing Rules

“Business Day(s)”	a day on which licensed banks in Hong Kong are open for normal banking business throughout their normal business hours (excluding Saturdays, Sundays and public holidays)

“Completion”	completion of the sale and purchase of the Shares in accordance with the terms and conditions of this Agreement

“Completion Date”	the seventh (7th) Business Days after all the conditions set forth in section 4.1 have been fulfilled or such later date as the parties may agree in writing)

“Lien”	referring to all liens, encumbrance, pledge, priority, guarantee and other various liabilities in connection of the abovementioned agreements

“Hong Kong”	the Hong Kong special admin. zone of China

“Jinheng BVI”	Jinheng (BVI) Ltd., a company established under the laws of the PRC with limited liability, an wholly-owned subsidiary of the Listed Company

“Jinheng BVI Agreement”	the agreement signed by and between the Listed Company as the seller and Vital Glee Development Limited as the buyer for selling of all outstanding shares of Jinheng BVI owned by the Listed Company

“Consistent Act Person”	the meaning is set forth in the acquisition rules

“Listing Rules”	the rules governing the listing of securities on the stock exchange

“China”	P.R. China (for purpose of this agreement, excluding Hong Kong and Macao)

“SEC”	the SEC of Hong Kong Stock Exchange

“Acquisition Rule”	the acquisition rules prevailing in Hong Kong

“This Agreements”	The agreement set forth for the selling and purchasing of the selling shares

“Relevant Warranties”	The warranties listed in Attachment III regarding the descriptions, warranties and convents stipulated in this Agreement

“HK$”	means Hong Kong dollars, the lawful currency of Hong Kong; and

“US$”	means United States Dollars, the lawful currency of the United States of America.

“%”	per cent.

1.2	Except otherwise defined, all terms in this Agreement have the same meaning stipulated.

1.3	The title of this Agreement has no influence to nature of this Agreement.

1.4	Any insertion of contents and clauses of this Agreement shall not have the same legal effect as this Agreement.

1.5	Except otherwise stipulated, any clause, table or appendix is referred to from this Agreement.

1.6	The regulations, rules and other laws are in connection with the timely updates of themselves.

2.        Purchase and Sales of Shares

2.1	Subject to the terms of this Agreement, the Sellers agree to sell and the Buyer agrees to buy the Shares. The Shares shall be subject to no Lien.

2.2	Unless all Shares are sold at the same time, the Seller has no obligation to sell any Shares.

3.	CONSIDERATION

3.1	The total consideration for the Shares is HK$162,000,000, of which, HK$88,282,940 will be paid to the Seller A and HK$73,717,060 will be paid to the Seller B.

3.2
The total consideration as set forth in clause 3.1 will be paid after the Completion Date and within 10 Business Days after (i) the Company, as a shareholder of the Listed Company receives the special cash dividend according to the clause 4.1 in Jinheng BVI Agreement; and (ii) Buyer, as the Company’s shareholder, shall have received the special cash dividend distributed by the Company. The parties agree that no consideration will be paid on the Completion Date.

3.3
The parties hereby agree that the Sellers have no rights to the special cash dividend distributed by the Company to its shareholders, and the special cash dividend belong to the Buyer. As such, the record date for the distribution of special cash dividend by the Company to its shareholders shall be a date after the Completion Date.

4.       Closing Conditions

4.1	The completion of the transactions contemplated by this Agreement is conditional upon the satisfaction of the following conditions:

(1)	the Sellers, the Buyer and the Company have each received all necessary consents and authorizations required for the sell of Shares;

(2)	all condition precedents for the Jinheng BVI Agreement have been satisfied (except for the condition that this Agreement shall become unconditional);

4.2
The Sellers and the Buyer shall use its best efforts to cause the satisfaction of the conditions set forth in clause 4.1 above, including provision of all necessary documents and materials to the Listed Company, the SEC, Hong Kong Stock Exchange and other government agencies.

4.3
If the above conditions have not been satisfied on or before September 30, 2010 or such later date as the parties may agree in writing (except for clauses 7, 9, 15, 17 and 18), this Agreement will be terminated, in which case, either party shall be liable to the other party except for any breach occurred before the termination.

5.	Completion of Transaction

5.1    Closing shall take place on or before 5pm (or other dates designated by the Buyer) on the date of satisfaction of all the conditions set forth in Clause 4.1. The closing of this Agreement shall be held simultaneously with the closing of the Jinheng BVI Agreement.

5.2	The following documents shall be delivered by the Seller to the Buyer:

(1)	documents for the transfer of the Shares to the Buyer signed by the Seller;

(2)	other documents relevant to the transfer of the interest of the Shares;

(3)	the registration and other corporate documents;

(4)	the record of corporation, shareholder list, directors list, and other documents in related with this transaction;

(5)	the resignation letter of Qingjie Zhao as director of the Company, and the resignation letter have been confirmed by both the Buyer and the Seller;

(6)	the resignation letter of Qingjie Zhao and Qingdong Zeng as directors of the Listed Company, and the resignation letter have been confirmed by both the Buyer and the Seller ;

(7)	the copy of the Board meeting minutes signed by a director stipulated and the approval of this Agreement, and authorizing one or more people (when necessary) to sign this Agreement.

5.3	The Seller shall urge the board of the Company to hold a board meeting and approve the followings:

(1)	to approve the transaction for the sale of the Shares to the Buyer;

(2)	to accept the requirements in clause 5.2(5) on resignation of all directors, and

5.4	The Buyer shall provide the following documents upon completion of the transaction:

(1)	documents for the transfer of the Shares to the Buyer signed by the Buyer;

(2)	the board resolution signed by a director of the Seller;

5.5	In case the Buyer could not meet the requirements stipulated in clause 5.4, the Seller shall:

(1)	to postpone the completion of the transaction up to 28 day, or

(2)	to implement its obligation regardless the default of the Buyer, or

(3)	to terminate this Agreement.

6.	Warranties & Covenants

6.1	The Seller testifies that the warranties stipulated in the Attachment III are accurate and true.

7.	Confidentiality

7.1	Except otherwise agreed by the other parties, or required by laws and regulations, the Parties of this Agreement shall not make public announcement, press release or other public disclosures allowed.

7.2	No disclosure of any information of this Agreement to persons other than the persons involved in the preparation and implementation of this transaction.

8.	Other Warrants

8.1	The Seller shall sign or urge other necessary person to provide warrants to ensure the Buyer’s interests.

9.	Notification

9.1	All related notifications shall be sent to the following addresses:

To the Seller A：  WONDER AUTO LIMITED
add.	：	No.56, Lingxi Avenue, Taihe District, Jinzhou City, Lioaning Province, China
fax	：	+86 416 5180163
attn	：	The Board

To the Seller B：   YEARCITY LIMITED
add.	：	No.56, Lingxi Avenue, Taihe District, inzhou City, Liaoling Province, PR China
fax	：	+86 416 5180163
attn	：	The Board

To the Buyer：      Jinheng Auto Safety Technology Holdings Limited
add.	：	Unit 605, 6/F, Beautiful Group Tower, 74-77, Connaught Road Central, Central, Hong Kong
fax	：	852-2542 0280
attn	：	Tianzhong Fu

9.2	All notifications shall be delivered to the indicated addresses by (i) post mail, (ii) personal delivery, and (iii) fax.

9.3	The Seller irrevocably appoints Mr. Tianzhong Fu to receive all documents and notifications of this transaction.

10.	Time and No Waiver

10.1	Time is of essence in this Agreement, while no delay or waiver of obligations of the other party in case of one party no implementation or delay its implementation of this Agreement.

11.	Partial Default

11.1	The effectiveness, validity and enforceability of other clauses in this Agreement shall not be swayed by any jurisdiction changes.

12.	Revision

12.1	No revision, supplement or change shall be made unless signed by both parties of this Agreement.

13.	Transfer

13.1	No party to this agreement can transfer its rights or obligations under this Agreement without pre-approval of the other party.

14.	Integrate of Agreement

14.1	This Agreement is the final in replace any previous contracts, arrangements, statements or transactions between the parties.

15.	Cost, Expense and Taxes

15.1	The parties agreed to bear its own expenses incurred during the preparation, discussion and implementation of this Agreement.

15.2	The taxes applied to the transaction under this Agreement shall be borne by the Seller and The Buyer itself.

16.	Duplicates

16.1	This Agreement may be duplicated in any amount for signature. And all signed copies shall be deemed as parts of the integration of this Agreement.

17.	Governing Laws and Jurisdictions

17.1	This Agreement is governed by Hong Kong laws.

17.2	All parties of this Agreement is under the jurisdiction of Hong Kong Court.

18  Joint and individual responsibility

18.1 The seller must take jointly and individually responsibility of the Agreement.

Attachment I

Details of Listed Company

Company	:	Jinheng Automotive Safety Technology Holdings Limited
Register	:	British Cayman Islands
Registration No.	:	133219
Funding Date	:	February 24, 2004
Register Office	:	Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands
Register Capital	:	HK$100,000,000.00 divided to 10,000,000,000 shares with HK$0.01 par value
Outstanding Capital	:	HK$4,765,488.88 divided to 476,548,888 shares with HK$0.01 par value
Sharehold	:	name	ownership

		Applaud Group Limited	48.58%

		others	51.42%

Director	:	Executive directors: Li Feng, Xing Zhanwu, Zhao Qingjie, Yang Donglin, Fu Tianzhong Non-executive directors: Li Hongwei, Zeng Qingdong Independent directors: Xu Hongqun, Huang Shilin, Zhu Tong
Main Business	:	Design, R&D, manufacture and sales of auto safety airbag system

Attachment II

Company Details

Company	:	Applaud Group Limited
Register	:	British Virgin Islands
Registration No.	:	559246
Funding Date	:	September 8, 2003
Register Office	:	P.O. Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands
Register Capital	:	US$50,000.00 divided into 5,000,000 shares with US$0.01 par value
Outstanding Capital	:	US$104.67 divided into 10,467 shares with US$0.01 par value
Shareholders	:	name	ownership

		Wonder Auto Limited	2,188 shares, 20.90%

		Yearcity Limited Li Feng Xing Zhanwu Xu Jianzhong Li Hong Yang Donglin Cao Feng Zhao Jiyu	1,827 shares, 17.46% 2,978 shares, 28.45% 726 shares, 6.94% 750 shares, 7.17% 852 shares, 8.14% 590 shares, 5.63% 139 shares, 1.33% 417 shares, 3.98%

Director	:	Li Feng, Xing Zhanwu, Zhao Qingjie

Main Business	:	Investment

Attachment III

Relevant Warranties

1.	Share Disposal

1.1	The seller is the registered and beneficial shareholder of the Shares.

1.2	Except otherwise stipulated in terms of this agreement, the Shares are not subject to any mortgage, lien or pledge.

2.        The Seller

2.1	The seller has capacity to sign of this Agreement and perform its obligations under this agreement (include, not limited to, transfer to the Shares to the Buyer)

2.2	Upon signing of this agreement, all terms in this agreement shall be valid and bonding to the parties of this agreement.

3.        Miscellaneous

The statements in the preface and the appendix are true and accurate.

IN WITNESS thereof the parties have executed this Agreement on the day and year first above written

Seller A
Signed, sealed and delivered by	)
For and on behalf of	)
WONDER AUTO LIMITED	)
in the presence of:	)
/S/ CORPORATE SEAL

Seller B
Signed, sealed and delivered by	)
For and on behalf of	)
YEARCITY LIMITED
in the presence of:	)
/S/ CORPORATE SEAL

Buyer
Signed, sealed and delivered by	)
For and on behalf of	)
JIN YING LIMITED	)
in the presence of:	)
/S/ CORPORATE SEAL